Exhibit 10.4

November 26, 2018

LEAP Development, LLC

11410 Long Pine Drive

Houston, Texas 77077

Re: Amendment of Consulting Agreement

Dear Robert:

This letter serves as an amendment, effective immediately, to the consulting agreement between you and Synthesis Energy Systems, Inc. (the “Company”) dated effective February 15, 2016 (as previously amended, the “Consulting Agreement”). Effective June 15, 2018, the compensation to be paid to you for Services (as defined in the Consulting Agreement) shall be $15,000 per month. In addition, Section 2 of the Consulting Agreement is also amended to provide that the term of the Consulting Agreement shall be month-to-month and either party may terminate at any time upon thirty (30) days written notice.

This letter does not affect any other terms of the Consulting Agreement. If you have any questions regarding this matter, please let me know.

Regards,

/s/ David Hiscocks

David Hiscocks

Corporate Controller

Synthesis Energy Systems, Inc.

Acknowledged and Agreed on November 26, 2018

/s/ Robert Rigdon

Robert Rigdon

LEAP Development, LLC

Managing Member